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                                                                      EXHIBIT 21

                                  SUBSIDIARIES

NAME                                              STATE OR JURISDICTION OF
----                                              ------------------------
                                                  INCORPORATION OR ORGANIZATION
                                                  -----------------------------
Inland Retail Real Estate Limited Partnership     Illinois
Inland Lake Walden G.P., L.L.C.                   Florida
Inland Merchants Square G.P., L.L.C.              Florida
Inland Town Center G.P., L.L.C.                   Georgia
Inland Boynton Acquisitions, L.L.C.               Florida
Inland Boynton Investment, L.L.C.                 Florida
Inland Southeast Casselberry, L.L.C.              Florida
ISE Bartow, L.L.C.                                Georgia
Inland Southeast Bridgewater, L.L.C.              Florida
Inland Lake Olympia G.P., L.L.C.                  Florida
Inland Countryside G.P., L.L.C.                   Florida
Inland Southeast Conway, L.L.C.                   Florida
ISE Pleasant Hill, L.L.C.                         Florida
Inland Southeast Gateway, L.L.C.                  Florida
Inland Southeast Universal, L.L.C.                Florida
Inland Southeast Columbia, L.L.C.                 Florida
Inland Southeast Acworth, L.L.C.                  Georgia
Inland Southeast Macon, L.L.C.                    Delaware
Inland Southeast Warner Robins, L.L.C.            Delaware
Inland Southeast Nominee, L.L.C.                  Florida
Inland Southeast Woodstock, L.L.C.                Delaware
Inland Southeast Alpharetta, L.L.C.               Delaware
Inland Southeast Sand Lake, L.L.C.                Delaware
Inland Southeast West Oaks, L.L.C.                Delaware
Inland Southeast Chattanooga, LLC                 Delaware
Inland Southeast Daytona Beach, LLC               Delaware
Inland Southeast Fredericksburg, LLC              Delaware
Inland Southeast Huntsville, L.L.C.               Delaware
Inland Southeast Sarasota, L.L.C.                 Delaware
Inland Southeast Douglasville, L.L.C.             Delaware
Inland Southeast Duluth, L.L.C.                   Delaware
Inland Southeast Morrow, L.L.C.                   Delaware
Inland Southeast Fayetteville, L.L.C.             Delaware
Inland Southeast Knoxville, L.L.C.                Delaware
Inland Southeast Southlake Phase 3, L.L.C.        Delaware
Inland Southeast Newnan, L.L.C.                   Delaware
Inland Southeast JFF, L.L.C.                      Delaware
Inland Southeast Skyview, L.L.C.                  Delaware
Inland Southeast Chickasaw, L.L.C.                Delaware


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Inland Southeast Stonebridge, L.L.C.              Delaware
Inland Southeast Aberdeen, L.L.C.                 Delaware
Inland Southeast Eisenhower, L.L.C.               Delaware
Inland Southeast Greenville Augusta, L.L.C.       Delaware
Inland Southeast Spartanburg Pine, L.L.C.         Delaware
Inland Southeast Spartanburg Blackstock, L.L.C.   Delaware
Inland Southeast Anderson, L.L.C.                 Delaware
Inland Southeast Brandon, L.L.C.                  Delaware
Inland Southeast Creekwood, L.L.C.                Delaware
Inland Southeast Citrus Hills, L.L.C.             Delaware
Inland Southeast Steeplechase, L.L.C.             Delaware
Inland Southeast Abernathy, L.L.C.                Delaware
Inland Southeast JFF Augusta, L.L.C.              Delaware
Inland Southeast JFF Covington, L.L.C.            Delaware
Inland Southeast Holmes Beach, L.L.C.             Delaware
Inland Southeast Hairston, L.L.C.                 Delaware
Inland Southeast Golden Acres, L.L.C.             Delaware
Inland Southeast Forsyth, L.L.C.                  Delaware
Inland Southeast Riverstone, L.L.C.               Delaware
Inland Southeast Melbourne, L.L.C.                Delaware
Inland Southeast Richland, L.L.C.                 Delaware
Inland Southeast Tega Cay, L.L.C.                 Delaware
Inland Southeast Concord, L.L.C.                  Delaware